                                                      Registration No. 333-89442


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                 --------------

                        POST-EFFECTIVE AMENDMENT NO. 1 ON
                                    FORM S-8
                                   TO FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 CITIGROUP INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
         (State or Other Jurisdiction of Incorporation or Organization)

                                   52-1568099
                      (I.R.S. Employer Identification No.)

                    399 Park Avenue, New York, New York 10043
               (Address of Principal Executive Offices) (Zip Code)

                  Golden State Bancorp Inc. Omnibus Stock Plan
                  Golden State Bancorp Inc. Stock Option and
                      Long-Term Performance Incentive Plan
                              (Full Title of Plans)

                            Stephanie B. Mudick, Esq.
                             Joan Guggenheimer, Esq.
                               Co-General Counsel
                                 Citigroup Inc.
                                 399 Park Avenue
                               New York, New York
                                 (212) 559-1000
  (Name, Address, Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:
                            Kenneth J. Bialkin, Esq.
                             Eric J. Friedman, Esq.
                    Skadden, Arps, Slate, Meagher & Flom LLP
                                Four Times Square
                            New York, New York 10036

                         CALCULATION OF REGISTRATION FEE

                                      Proposed        Proposed
   Title of                           maximum         maximum        Amount of
securities to      Amount to be    offering price    aggregate     registration
be registered(1)    registered(2)     per share    offering price      fee(3)
Citigroup Inc.      5,208,365           N/A             N/A             N/A
Common Stock,
par value $.01
(the "Citigroup
Common Stock")


(1) This Post-Effective Amendment No. 1 on Form S-8 covers 5,208,365 shares under the Golden State Bancorp Inc. Omnibus Stock Plan and the Golden State Bancorp Inc. Stock Option and Long-Term Performance Incentive Plan originally registered on the Registration Statement on Form S-4 (File No. 333-89442) filed with the Securities and Exchange Commission on May 31, 2002 to which this Post-Effective Amendment No. 1 relates.

(3) Citigroup Inc. previously paid $314,410 upon the initial filing of the Registration Statement to register up to 76,821,142 shares of Citigroup Common Stock issuable to former holders of common stock of Golden State Bancorp Inc.

                                 EXPLANATORY NOTE

       Citigroup Inc. ("Citigroup" or the "Registrant") hereby amends its Registration Statement on Form S-4 (the "Form S-4") by filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (the "Amendment") relating to up to 5,208,365 shares of common stock, par value $.01 per share, of Citigroup (the "Citigroup Common Stock"), issuable pursuant to the Golden State Bancorp Inc. Omnibus Stock Plan and the Golden State Bancorp Inc. Stock Option and Long-Term Performance Incentive Plan (collectively, the "Plans").

        On November 7, 2002, pursuant to an agreement and plan of merger dated as of May 21, 2002 (the "Merger Agreement"), Golden State Bancorp Inc. ("GSB") merged with and into a wholly owned subsidiary of Citigroup. In the merger, Citigroup paid an aggregate amount of approximately $2.3 billion in cash and issued an aggregate of 79,539,488 shares of Citigroup Common Stock for the issued and outstanding shares of GSB common stock, par value $1.00 per share ("GSB Stock"). Based on the average price of Citigroup stock during the five consecutive trading days ending on November 1, 2002, the average merger consideration for each share of GSB Stock is $37.1056, which is equivalent to
1.005681 shares of Citigroup Common Stock for each share of GSB Stock. Shares issuable under the Plans prior to consummation of the merger were shares of GSB Stock, but after consummation of the merger are shares of Citigroup Common Stock. Citigroup Common Stock is substituted for GSB Stock under the Plans, in accordance with the terms of the Merger Agreement.

      The designation of the Amendment as Registration No. 333-89442 denotes that the Amendment relates only to the shares of Citigroup Common Stock issuable under the Plans and that this is the first Amendment to the Form S-4 filed with respect to such shares.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

      The following documents are hereby incorporated by reference in this Registration Statement:

      (a) The Annual Report on Form 10-K filed by Citigroup Inc. (the "Registrant") for the fiscal year ended December 31, 2001.

      (b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

      (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement filed under the Exchange Act on Form 8-B, dated May 10, 1988, as updated by the description of the Registrant's Common Stock contained in the Prospectus dated as of March 30 2001, that forms a part of the Company's Registration Statement on Form S-3 filed March 21, 2001 (Filed No. 333-57364) under the Securities Act of 1933 (the "Securities Act"), and any amendment or report filed for the purpose of further updating such description.

      (d) The description of the Litigation Tracking Warrants ("LTWs") contained in the Registrant's Prospectus Supplement pursuant to Rule 424(b)(2) filed on November 7, 2002 (Registration No. 333-57364), and any amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c) 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

      Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to such person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under
Section 145. Section Four of Article IV of the Registrant's By-Laws provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

      The Registrant also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws.

      Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article TENTH of the Registrant's Restated Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable.

ITEM 8. EXHIBITS.

      See the Exhibit Index attached hereto.

ITEM 9. UNDERTAKINGS.

      1. The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

             ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs
                  (a)(1)(i) and (a)(l)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

      2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, Citigroup certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 7th day of November, 2002.


                                          CITIGROUP INC.


                                          By: /s/ Todd S. Thomson
                                          -----------------------------------
                                          Name: Todd S. Thomson
                                          Title: Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed below by the following persons in the capacities indicated on the 7th day of November, 2002.


SIGNATURES                    TITLE

/s/ Sanford I. Weill          Chairman, Chief Executive Officer
--------------------          (Principal Executive Officer)
Sanford I. Weill               and Director

/s/ Todd S. Thomson           Chief Financial Officer (Principal Financial
---------------------          Officer)
Todd S. Thomson

/s/ William P. Hannon         Controller (Principal Accounting Officer)
---------------------
William P. Hannon

*                             Director
---------------------
C. Michael Armstrong

*                             Director
---------------------
Alain J. P. Belda

*                             Director
---------------------
George David

*                             Director
---------------------
Kenneth T. Derr

*                             Director
---------------------
John M. Deutch

*                             Director
---------------------
Alfredo Harp

*                             Director
---------------------
Roberto Hernandez

*                             Director
---------------------
Ann Dibble Jordan

*                             Director
---------------------
Reuben Mark

*                             Director
---------------------
Dudley C. Mecum

*                             Director
---------------------
Richard D. Parsons

*                             Director
---------------------
Andrall E. Pearson

*                             Director
---------------------
Robert E. Rubin

*                             Director
---------------------
Franklin A. Thomas

*                             Director
---------------------
Arthur Zankel

* By: /s/ Stephanie B. Mudick
      ----------------------------
      Stephanie B. Mudick
      Attorney-in-Fact

                                  EXHIBIT INDEX


    Exhibit Number             Exhibit Description

         4.1      Restated Certificate of Incorporation of the
                  Company, incorporated by reference to Exhibit 4.01 to the Company's Registration Statement on Form S-3 filed December 15, 1998 (File No. 333-68949).

         4.2 By-Laws of the Company, as amended, effective October 26, 1999, incorporated by reference to Exhibit 3.02 to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1999 (File No. 1-9924).

         5.1      Opinion of Stephanie B. Mudick, Esq.*

         23.1     Consent of KPMG LLP*

         23.2     Consent of Stephanie B. Mudick, Esq. (included in Exhibit
                  5.1).

         24.1     Powers of Attorney of certain directors of the Company*

_________
*Filed herewith
                                       10